                                                                      Exhibit 99


Contact: Kimberly A. Welch, media, 248-354-1916
         Janet Halpin, investors,   248-354-8847

FOR IMMEDIATE RELEASE

Federal-Mogul Reports Fourth Quarter and Full Year 2002 Results
---------------------------------------------------------------

     Southfield, Michigan, February 13, 2003 Federal-Mogul Corporation (OTC Bulletin Board: FDMLQ) today reported its financial results for the fourth quarter and full year of 2002. Fourth quarter 2002 sales were $1,289 million, compared to $1,292 million for the same period last year. For the fourth quarter 2002, Federal-Mogul reported a net loss of $113 million, compared to a net loss of $112 million in 2001. Excluding charges for restructuring activities, asset impairments, losses from divestitures of businesses and Chapter 11 and Administration-related expenses, Federal-Mogul reported a net loss from operations of $17 million in the fourth quarter 2002 compared with a net loss from operations of $23 million for the same period last year. Fourth quarter 2002 net cash provided from operating activities was $68 million.

     For the full year, Federal-Mogul posted sales of $5,422 million, compared to full year 2001 sales of $5,457 million. The full year net loss was $1,629 million for 2002, compared to a net loss in 2001 of $1,002 million. The full year net loss reported for 2002 included a $1,418 million charge for a cumulative effect of change in accounting from the adoption of Statement of Financial Accounting Standard No. 142 (FAS 142). Full year 2002 net cash provided from operating activities was $257 million.

     Excluding charges for restructuring, impairment, gains and losses on sales of businesses, and Chapter 11 and Administration-related expenses, Federal-Mogul reported full-year 2002 earnings before income taxes and cumulative effect of change in accounting principle of $100 million compared to a loss of $178 million in 2001. The loss reported in 2002 excludes amortization of goodwill and certain other intangible assets as a result of the adoption of FAS 142. Also excluded is a portion of interest expense on pre-petition debt as a result of the restructuring proceedings. Excluding the aforementioned items, operating results in 2002 showed gains over the prior year due to productivity improvements. These improvements were offset by significant increases in pension costs.

                                     -more-

     Due to the market performance of the company's pension plans' investments over the past several years, Federal-Mogul contributed $26 million to its United States pension plan. Federal-Mogul has a schedule of contributions to pay approximately one million British pounds per month in 2003 in the United Kingdom. Funding strategies are currently under review for its U.S. plan.

     As part of the company's ongoing efforts to reduce its cost structure, Federal-Mogul's global employment decreased four percent in 2002 to 47,000 employees.

     "From an operations standpoint, our efforts in 2002 have resulted in profitability improvements and productivity increases. We are using all of our resources, both human and capital, to improve and grow our operations for the future. In addition, our announced plan to acquire Honeywell's global Bendix friction-materials business to grow one of our core product lines further signifies the exciting future we have ahead of us," said Frank Macher, chairman and chief executive officer. "Our recently announced agreement in principle with our major U.S. creditors on a consensual Plan of Reorganization is evidence we are on-track to successfully emerge from Chapter 11 this year with a viable capital structure and operations free from asbestos liability. We will emerge as a stronger Federal-Mogul ready to capitalize on our sustainable competitive advantage in both product and process technologies."

Aftermarket Sales
-----------------

     Sales of replacement parts to aftermarket customers totaled 45 percent of the company's 2002 sales. Full year 2002 aftermarket sales were $2,423 million compared to $2,542 million in 2001. Excluding divestitures and the effects of movement in foreign exchange, sales decreased by two percent. By geographic region, 2002 sales were 77 percent in the Americas and 23 percent in Europe and Africa. Fourth quarter 2002 aftermarket sales were $563 million, compared to $602 million for fourth quarter 2001. Excluding divestitures and the effects of movement in foreign exchange, sales decreased by seven percent.

     "We are pleased with our performance in this difficult market as we have been able to increase share through the strength of our brands and new product introductions," said Macher. "Our revolutionary one-piece Wagner(R) ThermoQuiet(TM) premium disc brake pads have exceeded customer expectations, and we are very proud of this product's recognition as a PACE Award finalist for significant innovation."

                                     -more-

     Federal-Mogul earned several notable honors from customers for its 2002 performance, being named Supplier of the Year for the second consecutive year by Aftermarket Auto Parts Alliance, and Sales and Service Vendor of the Year by O'Reilly Auto Parts. In addition, Federal-Mogul was recognized with brand marketing awards including 18 Global Design Awards, the most ever won in a single year, from Aftermarket Business magazine.

Original Equipment Sales
------------------------

     Sales of original equipment (OE) parts totaled 55 percent of the company's full year sales. Full year 2002 original equipment sales were $2,999 million, compared to $2,915 million in 2001. Excluding divestitures and the effects of movement in foreign exchange, sales increased by three percent. By geographic region, 2002 sales were 48 percent in the Americas, 49 percent in Europe and Africa, and three percent in the rest of the world. Fourth quarter 2002 sales were $726 million, compared to $690 million in 2001. Excluding divestitures and the effects of movement in foreign exchange, sales were essentially flat.

     Full year original equipment sales for the global Friction product line were $374 million, compared to $339 million in 2001. Excluding the effects of movement in foreign exchange, sales increased by eight percent. By geographic region, 2002 Friction OE sales were 36 percent in the Americas and 64 percent in Europe and Africa and the rest of the world. In the fourth quarter, Friction OE sales were $96 million, up 16 percent compared to fourth quarter 2001 sales excluding the effects of movement in foreign exchange.

     Full year original equipment sales for the global powertrain product lines of Bearings, Pistons, Piston Rings and Liners, and Sintered Valve Train and Transmission Products were $1,747 million, compared to $1,712 million in 2001. Excluding divestitures and the effects of movement in foreign exchange, sales increased by three percent. By geographic region, 2002 sales of the powertrain OE products were 37 percent in North America, 62 percent in Europe and one percent in the rest of the world. In the fourth quarter, powertrain OE sales were $425 million, compared to $406 million in 2001. Excluding divestitures and the effects of movement in foreign exchange, sales were flat.

                                     -more-

     Full year original equipment sales for the global product lines of Sealing Systems and Systems Protection were $639 million, compared to $630 million in 2001. Excluding the effects of movement in foreign exchange, sales were flat. By geographic region, 2002 Sealing Systems and Systems Protection OE sales were 74 percent in North America, 25 percent in Europe and Africa, and one percent in the rest of the world. In the fourth quarter, Sealing Systems and Systems Protection OE sales were $150 million, compared to $146 million in 2001. Excluding the effects of movement in foreign exchange, sales increased one percent.

     Federal-Mogul is a global supplier of automotive components, sub-systems, modules and systems serving the world's original equipment manufacturers and the aftermarket. The company utilizes its engineering and materials expertise, proprietary technology, manufacturing skill, distribution flexibility and marketing power to deliver products, brands and services of value to its customers. Federal-Mogul is focused on the globalization of its teams, products and processes to bring greater opportunities for its customers and employees, and value to its constituents.

     Headquartered in Southfield, Michigan, Federal-Mogul was founded in Detroit in 1899 and today employs 47,000 people in 24 countries. On October 1, 2001, Federal-Mogul decided to separate its asbestos liabilities from its true operating potential by voluntarily filing for financial restructuring under Chapter 11 of the Bankruptcy Code in the United States and Administration in the United Kingdom. For more information on Federal-Mogul, visit the company's web site at http://www.federal-mogul.com.

                                      # # #


     Statements contained in this press release, which are not historical fact, constitute "Forward-Looking Statements." Actual results may differ materially due to numerous important factors that are described in Federal-Mogul's most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, the cost and timing of implementing restructuring actions, the results of the Chapter 11 and Administration proceedings, the Company's ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, and certain global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

                            FEDERAL-MOGUL CORPORATION
                            STATEMENTS OF OPERATIONS
                  (Millions of Dollars, Except Per Share Data)
                                   (Unaudited)


                                                                Three Months Ended         Year Ended
                                                                   December 31             December 31
                                                                ------------------    -------------------
                                                                  2002      2001        2002       2001
                                                                --------  --------    --------  ---------
Net sales                                                       $1,288.8  $1,292.1   $ 5,422.4  $ 5,457.0
Cost of products sold                                            1,049.0   1,055.8     4,380.3    4,381.7
                                                                --------  --------   ---------  ---------
   Gross margin                                                    239.8     236.3     1,042.1    1,075.3
Selling, general and administrative expenses                       202.7     197.5       826.3      840.0
Amortization of goodwill and other intangible assets                 4.3      25.9        14.1      115.3
Restructuring charge                                                15.3         -        43.3       38.0
Adjustment of assets held for sale and other long-lived
   assets to fair value                                             43.0      47.8        70.2      545.1
Interest expense, net                                               32.8      39.6       122.8      274.8
Chapter 11 and Administration related reorganization expenses       31.0      42.9       107.4       57.3
Gain on early extinguishment of debt                                   -         -           -      (72.2)
Other (income) expense, net                                         (7.8)     (6.3)      (21.8)      59.0
                                                                --------  --------    --------  ---------
   Loss Before Income Taxes and Cumulative Effect
     of Change in Accounting Principle                             (81.5)   (111.1)     (120.2)    (782.0)
Income tax expense                                                  31.0       0.6        90.8      219.5
                                                                --------  --------   ---------  ---------
   Loss Before Cumulative Effect of Change
     in Accounting Principle                                      (112.5)   (111.7)     (211.0)  (1,001.5)
Cumulative effect of change in accounting for goodwill
     and other intangible assets, net of applicable
     income tax benefit                                                -         -     1,417.9          -
                                                                --------  --------    --------  ---------
        Net Loss                                                $ (112.5) $ (111.7)  $(1,628.9) $(1,001.5)
                                                                --------  --------   ---------  ---------
Loss Per Common Share:

Basic and Diluted
   Loss before cumulative effect of change
     in accounting principle                                    $  (1.33) $  (1.37)  $   (2.54) $  (13.27)
   Cumulative effect of change in accounting for
     goodwill and other intangible assets, net of
     applicable income tax benefit                                     -         -       17.08          -
                                                                --------     -----       -----     ------
        Loss Available for Common Shareholders                  $  (1.33) $  (1.37)  $  (19.62) $  (13.27)
                                                                ========  ========   =========  =========
Weighted Average Shares (Thousands)
   Basic and Diluted                                              84,886    81,803      83,022     75,598

                            FEDERAL-MOGUL CORPORATION
                                 BALANCE SHEETS
                              (Millions of Dollars)
                                   (Unaudited)

                                                                                    December 31
                                                                              ----------------------
                                                                                  2002        2001
                                                                              ----------   ---------
Assets

Cash and equivalents                                                          $   395.1    $   346.9
Accounts receivable                                                               954.0        944.8
Inventories                                                                       800.1        721.9
Deferred taxes                                                                     35.4         55.4
Prepaid expenses and income tax benefits                                          174.5        177.6
                                                                              ---------    ---------
     Total current assets                                                       2,359.1      2,246.6

Property, plant and equipment                                                   2,273.0      2,163.7
Goodwill                                                                        1,401.0      2,738.9
Other intangible assets                                                           515.8        624.7
Asbestos-related insurance recoverable                                            780.6        723.2
Prepaid pension costs                                                             361.5        354.5
Other noncurrent assets                                                           222.3        201.6
                                                                              ---------    ---------
     Total Assets                                                             $ 7,913.3    $ 9,053.2
                                                                              ---------    ---------
Liabilities and Shareholders' Equity (Deficit)
Short-term debt, including current portion of long-term debt                  $   346.1    $    24.9
Accounts payable                                                                  318.9        299.5
Accrued compensation                                                              242.1        193.9
Restructuring and rationalization reserves                                         90.8         81.1
Accrued taxes                                                                      93.6         47.2
Other accrued liabilities                                                         332.3        335.7
                                                                              ---------    ---------
     Total current liabilities                                                  1,423.8        982.3

Liabilities subject to compromise                                               6,057.3      6,256.6

Long-term debt                                                                     14.3        266.7
Postemployment benefits                                                         1,541.2        819.8
Long-term portion of deferred income taxes                                         52.4         96.5
Other accrued liabilities                                                         186.3        162.0
Minority interest in consolidated subsidiaries                                     45.7         50.3

Shareholders' equity (deficit):
   Series C ESOP preferred stock                                                   28.0         28.0
   Common stock                                                                   435.6        411.9
   Additional paid-in capital                                                   2,060.5      1,844.6
   Accumulated deficit                                                         (2,743.9)    (1,115.0)
   Accumulated other comprehensive loss                                        (1,187.8)      (750.1)
   Other                                                                           (0.1)        (0.4)
                                                                              ---------    ---------
     Total Shareholders' Equity (Deficit)                                      (1,407.7)       419.0
                                                                              ---------    ---------
     Total Liabilities and Shareholders' Equity (Deficit)                     $ 7,913.3    $ 9,053.2
                                                                              ---------    ---------

                           FEDERAL-MOGUL CORPORATION
                            STATEMENTS OF CASH FLOWS
                              (Millions of Dollars)
                                   (Unaudited)

                                                                           Three Months
                                                                              Ended               Year Ended
                                                                           December 31            December 31
                                                                         ---------------        ----------------
                                                                         2002       2001        2002        2001
                                                                         ----       ----        ----        ----
Cash Provided From (Used By) Operating Activities

   Net loss                                                            $(112.5)  $ (111.7)  $(1,628.9)  $(1,001.5)
   Adjustments to reconcile net loss to net cash provided from
    (used by) operating activities:
        Depreciation and amortization                                     70.2       87.8       277.1       373.7
        Gain on early extinguishment of debt                                 -          -           -       (72.2)
        Restructuring charge                                              15.3          -        43.3        38.0
        Chapter 11 and Administration related reorganization expenses     31.0       42.9       107.4        57.3
        Adjustment of assets held for sale and other
          long-lived assets to fair value                                 43.0       47.8        70.2       545.1
        (Gain) loss on sale of businesses                                  3.6       (1.2)       (1.1)       36.3
        Cumulative effect of change in accounting principle                  -          -     1,464.5           -
        Change in postemployment benefits, including pensions             27.9        9.9       111.7        39.5
        Payments into pension plans                                      (28.9)      (6.6)      (35.2)      (20.9)
        Change in deferred taxes                                         (38.1)     (44.9)      (59.2)      219.2
        Decrease in accounts receivable                                  111.2       45.0        44.1       116.4
        (Increase) decrease in inventories                                14.1        7.1       (46.8)       40.2
        Increase (decrease) in accounts payable                           (9.8)     117.9         6.4        82.6
        Change in other assets and other liabilities                      13.2       24.5        60.1      (111.6)
        Payments against restructuring and
          rationalization reserves                                       (26.1)     (11.9)      (53.1)      (62.0)
        Payments of Chapter 11 and Administration costs                  (46.4)     (14.0)     (104.0)      (28.4)
        Payments against asbestos liability, net of insurance receipts       -        3.3           -      (215.9)
                                                                       -------   --------   ---------   ---------
     Net Cash Provided From Operating Activities                          67.7      195.9       256.5        35.8
Cash Provided From (Used By) Investing Activities
   Expenditures for property, plant and equipment and
     other long-term assets                                             (111.0)     (81.6)     (339.1)     (313.8)
   Proceeds from the sale of property, plant and equipment                   -          -           -        19.0
   Proceeds from sale of businesses                                        9.1        1.0        34.6       242.8
   Business acquisitions, net of cash acquired                               -          -           -       (18.8)
                                                                       -------   --------   ---------   ---------
     Net Cash Used By Investing Activities                              (101.9)     (80.6)     (304.5)      (70.8)

Cash Provided From (Used By) Financing Activities
   Proceeds from the issuance of long-term debt                            4.1        0.8         6.6       667.2
   Principal payments on long-term debt                                   (0.3)         -        (2.4)     (171.8)
   Borrowings from DIP credit facility                                    75.0      250.0        75.0       250.0
   Principal payments on DIP credit facility                              (0.3)         -       (10.3)          -
   Increase (decrease) in short-term debt                                  3.2        7.3         6.5       (64.1)
   Fees paid for debt issuance and other securities                          -      (19.5)          -       (38.0)
   Repurchase of accounts receivable under securitization                    -     (258.5)          -      (348.1)
   Other                                                                     -       (8.8)          -       (26.2)
                                                                       -------   --------   ---------   ---------
     Net Cash Provided From (Used By) Financing Activities                81.7      (28.7)       75.4       269.0
                                                                       -------   --------   ---------   ---------
   Effect of Foreign Currency Exchange Rate Fluctuations On Cash           8.3       (2.9)       20.8         5.7
                                                                       -------   --------   ---------   ---------
     Increase in Cash and Equivalents                                     55.8       83.7        48.2       239.7
Cash and equivalents at beginning of period                              339.3      263.2       346.9       107.2
                                                                       -------   --------   ---------   ---------
     Cash and Equivalents at End of Period                             $ 395.1   $  346.9   $   395.1   $   346.9
                                                                       =======   ========   =========   =========

                            FEDERAL-MOGUL CORPORATION
                           NET EARNINGS RECONCILIATION

                  (Millions of Dollars, Except Per Share Data)

                                   (Unaudited)



                                                         Three Months Ended December 31, 2002
                                        ----------------------------------------------------------------------
                                                                      Adjustments
                                                  ---------------------------------------------------
                                                   Restructing  Chapter 11    (Gain)/        Tax
                                           From    Impairment    Related     Loss from    Valuation     As
                                        Operations   Charge       Items     Divestitures  Allowance  Reported
                                        ---------- -----------  ----------  ------------  ---------  ---------
Net sales                                $ 1,288.8    $   -       $   -        $   -      $     -    $ 1,288.8
Cost of products sold                      1,049.0        -           -            -            -      1,049.0
                                        ----------  ----------  ----------  ----------    ---------  ---------
   Gross margin                              239.8        -           -            -            -        239.8
Selling, general and administrative
   expenses                                  202.7        -           -            -            -        202.7
Amortization of goodwill and other
   intangible assets                           4.3        -           -            -            -          4.3
Restructuring charge                             -       15.3         -            -            -         15.3
Adjustment of assets held for sale and
   other long-lived assets to fair value         -       43.0         -            -            -         43.0
Interest expense, net                         32.8        -           -            -            -         32.8
Chapter 11 and Administration related
   reorganization expenses                       -        -          31.0          -            -         31.0
Other (income) expense, net                  (11.4)       -           -            3.6          -         (7.8)
                                        ----------  ----------  ---------   ----------    ---------  ---------
   Earnings (Loss) Before Income Taxes        11.4      (58.3)      (31.0)        (3.6)         -        (81.5)

Income tax expense (benefit)                  28.6      (13.2)       (5.1)        (0.3)        21.0       31.0
                                        ----------  ----------  ---------   ----------    ---------  ---------
   Net Loss                              $   (17.2)   $ (45.1)    $ (25.9)     $  (3.3)       (21.0) $  (112.5)
                                        ==========  =========   =========   ==========    =========  =========
   Basic Loss Per Common Share           $   (0.20)   $ (0.53)    $ (0.31)     $ (0.04)       (0.25) $   (1.33)
                                        ==========  ==========  =========   ==========    =========  =========

                           FEDERAL-MOGUL CORPORATION
                          NET EARNINGS RECONCILIATION

                  (Millions of Dollars, Except Per Share Data)
                                   (Unaudited)


                                                                     Year Ended December 31, 2002
                                        --------------------------------------------------------------------------------------------
                                                                            Adjustments
                                                     -------------------------------------------------------------------
                                                                                               Cummulative
                                                     Restructuring  Chapter 11   (Gain)/     Effect of Change    Tax
                                           From        Impairment    Related    Loss from     in Accounting    Valuation     As
                                         Operations      Charge       Items    Divestitures     Principle      Allowance  Reported
                                         ----------  -------------  ---------- ------------  ----------------  ---------  ---------
Net sales                                 $ 5,422.4   $          -   $       -  $         -    $            -  $       -  $ 5,422.4
Cost of products sold                       4,380.3              -           -            -                 -          -    4,380.3
                                         ----------  -------------  ---------- ------------  ----------------  ---------  ---------
   Gross margin                             1,042.1              -           -            -                 -          -    1,042.1

Selling, general and administrative
   expenses                                   826.3              -           -            -                 -          -      826.3
Amortization of goodwill and other
   intangible assets                           14.1              -           -            -                 -          -       14.1
Restructuring charge                              -           43.3           -            -                 -          -       43.3
Adjustment of assets held for sale and
   other long-lived assets to fair value          -           70.2           -            -                 -          -       70.2
Interest expense, net                         122.8              -           -            -                 -          -      122.8
Chapter 11 and Administration related
   reorganization expenses                        -              -       107.4            -                 -          -      107.4
Other income, net                             (20.7)             -           -         (1.1)                -          -      (21.8)
                                         ----------  -------------  ---------- ------------  ----------------  ---------  --------
   Earnings (Loss) Before Income Taxes
     and Cumulative Effect of Change
     in Accounting Principle                   99.6         (113.5)     (107.4)         1.1                 -          -     (120.2)

Income tax expense (benefit)                   79.9          (22.4)      (10.9)        (0.3)                -       44.5       90.8
                                         ----------  -------------  ---------- ------------  ----------------  ---------  ---------
   Earnings (Loss) Before Cumulative
     Effect of Change in Accounting
     Principle                                 19.7          (91.1)      (96.5)         1.4                 -      (44.5)    (211.0)

Cumulative effect of change in
   accounting for goodwill and other
   intangible assets, net of applicable
   income tax benefit                             -              -           -            -           1,417.9          -    1,417.9
                                         ----------  -------------  ---------- ------------  ----------------  ---------  ---------
   Net Earnings (Loss)                    $    19.7     $    (91.1)  $   (96.5) $       1.4      $   (1,417.9) $   (44.5) $(1,628.9)
                                         ----------  -------------  ---------- ------------  ----------------  ---------  ---------
   Basic Earnings (Loss) Per Common
   Share                                  $    0.24     $    (1.10)  $   (1.16) $      0.02      $     (17.08) $   (0.54)  $ (19.62)
                                         ----------  -------------  ---------- ------------  ----------------  ---------  ---------

                            FEDERAL-MOGUL CORPORATION
                           NET EARNINGS RECONCILIATION

                  (Millions of Dollars, Except Per Share Data)
                                   (Unaudited)

                                                          Three Months Ended December 31, 2001
                                             ---------------------------------------------------------------
                                                                     Adjustments
                                                         ----------------------------------------
                                                                       Chapter 11
                                                From     Impairment     Related                        As
                                             Operations    Charge        Items       Divestitures   Reported
                                             ----------  ----------    ----------    ------------   --------
Net sales                                    $  1,292.1  $     -       $    -            $ -        $1,292.1
Cost of products sold                           1,055.8        -            -              -         1,055.8
                                             ----------  ----------    ----------    ------------   --------
   Gross margin                                   236.3        -            -              -           236.3
Selling, general and administrative
   expenses                                       197.5        -            -              -           197.5
Amortization of goodwill and other
   intangible assets                               25.9        -            -              -            25.9
Adjustment of assets held for sale and
   other long-lived assets to fair value              -      47.8           -              -            47.8
Interest expense, net                              39.6        -            -              -            39.6
Chapter 11 and Administration related
   reorganization expenses                            -        -          42.9             -            42.9
Other income, net                                  (5.1)       -            -            (1.2)          (6.3)
                                             ----------  ----------    ----------    ------------   --------
   Earnings (Loss) Before Income Taxes            (21.6)    (47.8)       (42.9)           1.2         (111.1)

Income tax expense (benefit)                        1.3       4.7         (1.8)          (3.6)           0.6
                                             ----------  ----------    ----------    ------------   --------
   Net Earnings (Loss)                       $  (22.9)$     (52.5)     $ (41.1)         $ 4.8       $ (111.7)
                                             ==========  ==========    ==========    ============   ========
   Basic Earnings (Loss) Per Common Share    $   (0.28)  $  (0.64)     $ (0.50)        $ 0.05       $  (1.37)
                                             ==========  ==========    ==========    ============   ========

                          FEDERAL-MOGUL CORPORATION
                          NET EARNINGS RECONCILIATION
                  (Millions of Dollars Except Per Share Data)
                                  (Unaudited)


                                                                     Year Ended December 31, 2001
                                         ---------------------------------------------------------------------------------------
                                                                            Adjustments
                                                     -------------------------------------------------------------------
                                                     Restructuring/  Chapter 11                               Tax
                                           From        Impairment    Related                  Gain on Debt  Valuation     As
                                         Operations      Charge       Items     Divestitures   Exchanges    Allowance  Reported
                                         ----------  --------------  ---------- ------------  ------------  ---------  ---------
Net sales                                $  5,457.0  $      -        $    -     $     -       $     -      $   -       $ 5,457.0
Cost of products sold                       4,381.7         -             -           -             -          -         4,381.7
                                         ----------  --------------  ----------   ----------  ------------ ----------  ---------
   Gross margin                             1,075.3         -             -           -             -          -         1,075.3

Selling, general and administrative
   expenses                                   840.0         -             -           -             -          -           840.0
Amortization of goodwill and other
   intangible assets                          115.3         -             -           -             -          -           115.3
Restructuring charge                          -                38.0       -           -             -          -            38.0
Adjustment of assets held for sale and
   other long-lived assets to fair value      -               545.1       -           -             -          -           545.1
Interest expense, net                         274.8         -             -           -             -          -           274.8
Chapter 11 and Administration related
   reorganization expenses                    -             -        57.3             -             -          -            57.3
Gain on early extinguishment of debt          -             -             -           -         (72.2)         -           (72.2)
Other expense, net                             22.7         -             -         36.3            -          -            59.0
                                         ----------  --------------  ----------   ----------  ------------ ----------  ---------
   Loss Before Income Taxes and
     Extraordinary item                      (177.5)         (583.1)      (57.3)       (36.3)         72.2     -          (782.0)

Income tax expense (benefit)                   32.0           (39.1)       (1.8)        42.6           8.8      177.0      219.5
                                         ----------  --------------  ----------   ----------  ------------ ----------  ---------

   Net Earnings (Loss)                   $   (209.5) $       (544.0) $    (55.5)  $    (78.9) $       63.4 $   (177.0) $(1,001.5)
                                         ----------  --------------  ----------   ----------  ------------ ----------  ---------

Basic Earnings (Loss) Per Common
   Share                                 $    (2.80) $        (7.20) $    (0.73)  $    (1.04) $       0.84 $    (2.34) $  (13.27)
                                         ----------  --------------  ----------   ----------  ------------ ----------  ---------